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                                                                      Exhibit 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of BioTime, Inc. (the "Company") for the quarter ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Judith Segall, Hal Sternberg, and Harold Waitz, collectively the Office of the President, and Steven A. Seinberg, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      Date: August 13, 2004

      /s/ Judith Segall
      ---------------------------------------
      Judith Segall
      Vice-President - Operations
      Member, Office of the President*

      /s/ Hal Sternberg
      ---------------------------------------
      Hal Sternberg
      Vice-President - Research
      Member, Office of the President*

      /s/ Harold Waitz
      ---------------------------------------
      Harold Waitz
      Vice-President - Regulatory Affairs
      Member, Office of the President*

      /s/ Steven A. Seinberg
      ---------------------------------------
      Steven A. Seinberg
      Chief Financial Officer

* The Office of the President is comprised of the three above-referenced executives of the Company who collectively exercise the powers of the Chief Executive Officer